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SCHEDULE 14A

(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.            )

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Cantel Medical Corp.
(Name of Registrant as Specified in its Charter)
Cantel Medical Corp.
(Name of Person(s) Filing Proxy Statement)

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Cantel Medical Corp.
150 Clove Road
Little Falls, NJ 07424

NOTICE OF 2004 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On December 16, 2004

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Cantel Medical Corp. will be held at The Harmonie Club, 4 East 60th Street, New York, New York on Thursday, December 16, 2004 at 10:00 a.m., eastern standard time, for the following purposes:

  1.
  To elect three (3) directors to serve a term of three years. (Proposal 1)

  2.
  To amend the Company's 1997 Employee Stock Option Plan to increase the number of shares reserved for issuance and available for grant thereunder from 2,000,000 to 2,500,000. (Proposal 2)

  3.
  To ratify the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending July 31, 2005. (Proposal 3)

  4.
  To act on any other matters that may properly be brought before the Meeting or any adjournment or postponement of the Meeting.

        Only stockholders of record at the close of business on November 15, 2004 are entitled to notice of, and to vote at, the Meeting or any adjournment or postponement thereof. A copy of the Company's Annual Report to Stockholders for the fiscal year ended July 31, 2004 is being mailed to stockholders together with the mailing of this proxy statement and the enclosed proxy.

        You are cordially invited to attend the Meeting. Whether or not you plan to attend, please act promptly to vote your shares on the proposals described above. You may vote your shares by completing, signing, and dating the enclosed proxy card and returning it as promptly as possible in the enclosed postage-paid envelope. You may revoke your proxy in the manner described in this proxy statement at any time before it has been voted at the Meeting.

        If you attend the Meeting, you may revoke your prior proxy and vote your shares in person if you wish.

By order of the Board of Directors
/s/ DARWIN C. DORNBUSH
Darwin C. Dornbush Secretary

Little Falls, New Jersey
November 22, 2004

Cantel Medical Corp.
150 Clove Road
Little Falls, NJ 07424

PROXY STATEMENT

        Your proxy is solicited by the Board of Directors of Cantel Medical Corp. for use at the Annual Meeting of Stockholders to be held on Thursday, December 16, 2004 at 10:00 a.m., eastern standard time, at The Harmonie Club, 4 East 60th Street, New York, New York, and at any and all adjournments or postponements thereof. This Proxy Statement and form of proxy are being mailed to stockholders on or about November 22, 2004.

        As of November 15, 2004, the record date fixed for the determination of stockholders entitled to notice of and to vote at the Meeting, there were 9,776,786 outstanding shares of common stock, which is the only outstanding class of voting securities of the Company. Each outstanding share of common stock is entitled to one vote on each matter to be voted upon.

        Properly executed proxies will be voted in accordance with the instructions indicated in such proxies. If no instructions are indicated, such proxies will be voted for the election of each of the three Board nominees for election as directors and in favor of the other proposals described herein.

        The Board of Directors does not intend to present at the Meeting any matters other than those set forth in this Proxy Statement, nor does the Board know of any other matters which may come before the Meeting. However, if any other matters are properly presented, it is the intention of the persons named in the enclosed proxy to vote it in accordance with their judgment.

        IT IS DESIRABLE THAT AS LARGE A PERCENTAGE AS POSSIBLE OF THE STOCKHOLDERS' INTERESTS BE REPRESENTED AT THE MEETING. THEREFORE, EVEN IF YOU INTEND TO BE PRESENT AT THE MEETING, YOU ARE REQUESTED TO SIGN AND RETURN THE ENCLOSED PROXY TO ENSURE THAT YOUR STOCK WILL BE REPRESENTED. Any proxy given pursuant to this solicitation may be revoked at any time prior to its use at the Meeting, by delivery to the Secretary of the Company of a written notice of revocation, by submission of a later dated and properly executed proxy, or by voting in person at the Meeting. Attendance at the Meeting will not, in and of itself, constitute a revocation of a proxy.

        Only stockholders of record at the close of business on November 15, 2004 will be entitled to vote at the Meeting or any adjournment or adjournments thereof.

        The Company's by-laws provide that stockholders holding a majority of the outstanding shares of common stock entitled to vote shall constitute a quorum at meetings of the stockholders. Shares represented in person or by proxy as to any matter will be counted toward the fulfillment of a quorum. The vote of a plurality of the votes cast in person or by proxy is necessary for the election of directors. The affirmative vote of the holders of a majority of the shares of common stock present, in person or represented by proxy, and entitled to vote at the meeting is necessary for the approval of Proposals 2 and 3. Votes at the Annual Meeting will be tabulated by an independent inspector of election appointed by the Company or the Company's transfer agent.

        Brokers holding shares for beneficial owners must vote those shares according to the specific instructions they receive from beneficial owners. If specific instructions are not received, brokers may vote those shares in their discretion, depending on the type of proposal involved. The Company believes that, in accordance with New York Stock Exchange ("NYSE") rules applicable to such voting by brokers, brokers will have discretionary authority to vote with respect to any shares as to which no instructions are received from beneficial owners with respect to the election of directors and Proposal 3. Shares as to which brokers have not exercised such discretionary authority or received instructions from beneficial owners are considered "broker non-votes." Broker "non-votes" are not included in the tabulation of the voting results on the election of directors or issues requiring approval of the majority of the votes present and, therefore, do not have the effect of votes in opposition in such tabulations.

An abstention from voting on a matter or a Proxy instructing that a vote be withheld has the same effect as a vote against a matter since it is one less vote for approval.

        As the affirmative vote of a plurality of votes cast is required for the election of directors, abstentions and "broker non-votes" will have no effect on the outcome of such election. As the affirmative vote of a majority of shares of common stock present in person or represented by proxy is required for the approval of Proposals 2 and 3, an abstention will have the same effect as a negative vote, but "broker non-votes" will have no effect on the outcome of the vote.

PROPOSAL 1

ELECTION OF DIRECTORS

General

        The Company's Amended and Restated Certificate of Incorporation and by-laws provide that the Board of Directors shall be divided into three classes, with each class having a three year term. The Board is currently composed of nine members. Management has nominated Charles M. Diker, Alan J. Hirschfield and Bruce Slovin for election as directors. Unless authority to vote for the election of management's nominees is withheld, each proxy received will be voted for the election of said nominees as directors to serve until the 2007 Annual Meeting of Stockholders and until his successor shall be duly elected and qualified. Each of the nominees currently serves as a director of the Company, and has consented to be named a nominee in the Proxy Statement and to continue serving as a director if elected.

        Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting. Should any nominee become unable or unwilling to accept a nomination for election, the persons named in the enclosed proxy will vote for the election of such substitute nominee as the Board may propose.

        Set forth below is biographical information for each person nominated and each person whose term of office as a director will continue after the Annual Meeting. Six of the Company's nine directors are "independent," as defined in the applicable rules and regulations for companies traded on the NYSE.

Nominees for Election for a Three-Year Term
Expiring at the 2007 Annual Meeting

Name of Nominee	Age	Principal Occupation	Director Since
Charles M. Diker	69	Chairman of the Board of the Company and managing partner of Diker Management LLC	1985
Alan J. Hirschfield	69	Vice Chairman of the Board of the Company, private investor and consultant	1986
Bruce Slovin	68	President of 1 Eleven Associates, LLC	1986

        Charles M. Diker has served as Chairman of the Board of the Company since April 1986 and is currently managing partner of Diker Management LLC, a registered investment adviser. Mr. Diker is also a director of Loews Corporation (NYSE), a holding company whose subsidiaries include a property, casualty and life insurance company, a tobacco company, a hotel chain, an offshore oil and gas drilling company, and a watch company.

        Alan J. Hirschfield has served as Vice Chairman of the Board of the Company since January 1988. He is currently a private investor and consultant. From July 1992 to February 2000, Mr. Hirschfield served as Co-Chairman and Co-Chief Executive Officer of Data Broadcasting Corp., a communication services and technology company. Mr. Hirschfield is also a director of Interactive Data Corp. (formerly Data Broadcasting Corp.) (NYSE), Carmike Cinemas, Inc. (NASDAQ), a national theater chain, Peregrine Systems, Inc. (OTC), a provider of asset and service management software solutions, and Leucadia National Corp. (NYSE), a holding company whose subsidiaries include telecommunications, healthcare services, banking, manufacturing, real estate activities, winery operations and property and casualty reinsurance.

        Bruce Slovin has served as President of 1 Eleven Associates, LLC, a private investment firm, since January 2000. From 1985 until December 2000, Mr. Slovin was the President and a director of MacAndrews & Forbes Holdings Inc. and Revlon Group, Inc., privately held industrial holding companies. Mr. Slovin is a director of M&F Worldwide Corp. (NYSE), a manufacturer of licorice extract and flavorings and Sentigen Holding Corp. (NASDAQ), a biomedical research company.

The Board Recommends a Vote "For" The Nominees Listed Herein

Directors Continuing in Office Until the 2005 Annual Meeting

Name of Director	Age	Principal Occupation	Director Since
James P. Reilly	64	President and Chief Executive Officer of the Company	1989
Robert L. Barbanell	74	President of Robert L. Barbanell Associates, Inc.	1994
Joseph M. Cohen	67	Chairman of JM Cohen & Co., L.L.C.	2000

        James P. Reilly has served as President and Chief Executive Officer of the Company since June 1989. Mr. Reilly is a certified public accountant.

        Robert L. Barbanell has served as President of Robert L. Barbanell Associates, Inc., a financial consulting company, since July 1994. Mr. Barbanell is also a director of Pride International, Inc. (NYSE), an oil drilling contractor.

        Joseph M. Cohen has served as Chairman of JM Cohen & Co., L.L.C., a family investment group, since February 2000. From July 1998 until February 2000, Mr. Cohen was Chairman of SG Cowen Securities Corp., a securities firm.

Directors Continuing in Office Until the 2006 Annual Meeting

Name of Director	Age	Principal Occupation	Director Since
Darwin C. Dornbush, Esq	74	Partner in the law firm of Dornbush Schaeffer Strongin & Weinstein, LLP	1963
Spencer Foreman, M.D	69	President of Montefiore Medical Center	2003
Alan R. Batkin	60	Vice Chairman of Kissinger Associates, Inc.	2004

        Darwin C. Dornbush has served as Secretary of the Company since July 1990. He has been a partner in the law firm of Dornbush Schaeffer Strongin & Weinstein, LLP, which has been general counsel to the Company for more than the past five years. Mr. Dornbush is also a director of Benihana, Inc. (NASDAQ), a company which operates Japanese restaurants and Levitt Corporation (NYSE) a commercial and residential property developer.

        Dr. Spencer Foreman has served as president of Montefiore Medical Center in New York City, one of the largest academic medical centers in the United States, since 1986. He is a member and past chairman of the Board of Governors of the Greater New York Hospital Association and the Board of Directors of the League of Voluntary Hospitals. Dr. Foreman also serves as chairman of the board of Biomedical Research Alliance of New York.

        Alan R. Batkin has served as Vice Chairman of Kissinger Associates, Inc., a geopolitical consulting firm which advises multi-national companies, since May 1990. Mr. Batkin is also a director of Hasbro, Inc. (NYSE), a toy and game design, manufacturing and distribution company, Overseas Shipholding Group, Inc. (NYSE), a company that operates oceangoing bulk cargo vessels, and Diamond Offshore Drilling, Inc. (NYSE), an oil and gas offshore drilling company.

Corporate Governance

        The Company seeks to follow best practices in corporate governance in a manner that is in the best interests of its business and stockholders. The Company's current corporate governance principles, including the Corporate Governance Guidelines and the Code of Business Conduct and Ethics, are available on the Company's website under the "Cantel Medical Corp. Corporate Governance" link at www.cantelmedical.com. The Company is in compliance with the corporate governance requirements imposed by the Sarbanes-Oxley Act of 2002, the Securities and Exchange Commission ("SEC") and the NYSE. The Company will continue to review its policies and practices to meet ongoing developments in this area. Aspects of the Company's corporate governance principles are discussed throughout this Proxy Statement.

Board Meetings; Committees

        The Board of Directors of the Company held five meetings during the fiscal year ended July 31, 2004. No incumbent director attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board (held during the period for which he has been a director) and (ii) the total number of meetings held by all committees of the Board on which he served (during the period that he served).

        A majority of the directors of the Board must meet the criteria for independence as established by the Board in accordance with the NYSE rules. The NYSE rules provide that a director will not qualify as independent unless the Board affirmatively determines that the director has no material relationship with the Company. As permitted by the NYSE rules, the Board has adopted, upon the recommendation of the Nominating and Governance Committee, a set of categorical standards to form the basis for the Board's independence determinations. These Categorical Standards for Director Independence are included as Annex A to this proxy statement and are also contained in the Company's Corporate Governance Guidelines which may also be found on the Company's website under the "Cantel Medical Corp. Corporate Governance" link at www.cantelmedical.com. The Board of Directors has determined that each of the following directors is "independent" within the NYSE definition of "independence": Robert L. Barbanell, Alan R. Batkin, Joseph M. Cohen, Spencer Foreman, M.D., Alan J. Hirschfield and Bruce Slovin.

        Under the Company's Corporate Governance Guidelines, the Chairman of the Nominating and Governance Committee is required to schedule regular executive sessions where non-management directors meet without management participation. If the non-management directors include any non-independent directors, the independent directors are required to schedule a meeting in executive session at least once annually. The non-management directors annually select a non-management director to preside at each executive session. Only a non-management director who is also independent under the NYSE Rules will preside at an executive session of the independent directors.

        The Board of Directors has approved a policy for stockholder communications whereby stockholders may contact the Board of Directors or any Committee or individual director though a link under "Investor Relations" on the Company's website at www.cantelmedical.com. The link will direct the stockholder to an outside vendor or an employee of the Company who will be responsible for processing the correspondence. The outside vendor or Company employee will forward appropriate stockholder communications to the Company's Audit Committee who will then distribute the correspondence to the appropriate directors. Stockholders are also welcome to communicate directly with the Board of Directors at its Annual Meeting of Stockholders. As a matter of policy, members of the Board of Directors are requested to make every reasonable effort to attend the Annual Meeting of Stockholders. Six Directors attended the Company's 2003 Annual Stockholders Meeting.

        The Board of Directors has three standing committees: the Audit Committee, the Compensation and Stock Option Committee (the "Compensation Committee") and the Nominating and Governance Committee. All of the members of the Audit Committee, the Compensation Committee and the Nominating and Governance Committee are independent directors within the definition in the NYSE listing standards. Each of the Committees has the authority to retain independent advisors and consultants, with all fees and expenses to be paid by the Company. The Board-approved charters of each of the Board committees are available on the Company's website under the "Cantel Medical Corp. Corporate Governance" link at www.cantelmedical.com. In addition, copies of the charters will be provided free of charge upon written request addressed to the Assistant Secretary of the Company at the Company's principal executive offices.

        Audit Committee.    The Company has an Audit Committee of the Board of Directors consisting of Messrs. Barbanell (Chairman), Batkin and Slovin, all of whom have been determined by the Board of Directors to be independent, within the meaning of Securities Exchange Act Rule 10A-3 and the NYSE listing standards. All of the Audit Committee members are financially literate, and at least one member has accounting and financial management expertise. The Board has determined that Mr. Barbanell qualifies as an "audit committee financial expert" for purposes of the SEC's rules.

        The Audit Committee performs the following functions: (1) assisting the Board in fulfilling its oversight responsibilities with respect to (a) the integrity of the Company's financial statements, (b) the Company's compliance with legal and regulatory requirements, (c) the independent registered public accounting firm's qualifications and independence, and (d) the performance of the Company's internal audit function and independent registered public accounting firm and (2) preparing a report in accordance with the rules of the SEC to be included in the Company's annual proxy statement.

        The Audit Committee held six meetings during fiscal 2004, of which three were meetings held prior to the filing of the Company's Quarterly Reports on Form 10-Q for the purpose of reviewing such reports. Only the Committee Chairman is required to attend (although the other members of the Committee may attend) meetings in connection with the review of the Company's Quarterly Reports pursuant to the Audit Committee Charter.

        Compensation Committee.    The Company has a Compensation Committee of the Board of Directors consisting of Messrs. Hirschfield (Chairman), Cohen and Dr. Foreman. The Compensation Committee performs the following functions: (1) discharging the Board's responsibilities relating to compensation of the Company's executive officers; (2) producing an annual report on executive compensation for inclusion in the Company's proxy statement in accordance with applicable rules and regulations; and (3) administering the Company's stock option plans in accordance with the terms of such plans.

        The Compensation Committee did not hold any formal meetings during fiscal 2004; however, it had several telephonic meetings regarding the compensation of the Company's President and Chief Executive Officer.

        Nominating and Governance Committee.    The Company has a Nominating and Governance Committee of the Board of Directors consisting of Messrs. Slovin (Chairman), Barbanell and Cohen. The Committee performs the following functions: (1) identifying individuals qualified to become Board members, consistent with criteria approved by the Board and recommending that the Board select the director nominees for the next annual meeting of stockholders; (2) developing and recommending to the Board the Corporate Governance Guidelines applicable to the Company; and (3) overseeing evaluation of the Board and management.

        The Nominating and Governance Committee was formed in October 2003 and held one meeting during fiscal 2004.

        The Nominating and Governance Committee has established a process for identifying and evaluating nominees for director. Although the Committee will consider nominees recommended by stockholders, the Committee believes that the process it utilizes to identify and evaluate nominees for director is designed to produce nominees that possess the educational, professional, business and personal attributes that are best suited to further the Company's purposes. The Board of Directors does not believe that it is necessary for the Company to have a policy regarding the consideration of candidates recommended by stockholders as any interested person may make such recommendations and all recommended candidates will be considered using the criteria set forth in the Company's Corporate Governance Guidelines.

        The Nominating Committee will consider, among other things, the following factors to evaluate recommended nominees: the Board's current composition, including expertise, diversity, balance of management and non-management directors, independence and other qualifications required or recommended by applicable laws, rules and regulations (including NYSE requirements) and Company policies or procedures. The Committee will also consider the general qualifications of potential nominees, including, but not limited to personal integrity; loyalty to the Company and concern for its success and welfare; experience at strategy/policy setting level; high-level leadership experience in business or administrative activity; breadth of knowledge about issues affecting the Company; an ability to work effectively with others; sufficient time to devote to the Company; and freedom from conflicts of interest.

Director Compensation

        During fiscal 2004, Directors who were not officers of the Company were paid a $10,000 annual fee and $1,000 per Board meeting attended, plus expenses. The $10,000 annual fee was increased to $12,500 for fiscal 2005. In addition, Directors who served as the chair of the Audit Committee, the Compensation Committee and the Nominating and Governance Committee were paid $1,000 per meeting attended, and the other Directors who served on the committees were paid $750 per meeting attended. The Chairman of the Audit Committee is paid an additional director's fee of $10,000 per year. The 1998 Directors' Stock Option Plan (the "Directors' Plan") provides for an automatic grant of options to purchase 15,000 shares of common stock to persons who become non-employee directors of the Company. The options are exercisable in three equal annual installments commencing on the date of the grant. The Directors' Plan further provides for the automatic grant to each of the Company's directors of an option to purchase 1,500 shares of common stock on the last business day of the Company's fiscal year. In addition, an option to purchase 750 shares of common stock is granted automatically on the last business day of each fiscal quarter to each non-employee director provided that the director attended any regularly scheduled meeting of the Board, if any, held during such quarter.

PROPOSAL 2

APPROVAL OF AMENDMENT TO THE
1997 EMPLOYEE STOCK OPTION PLAN

        In October 1997, the Company adopted the 1997 Employee Stock Option Plan (the "Employee Plan") under which the Company may, from time to time, issue options exercisable for shares of common stock. As amended, the Employee Plan authorizes the grant of options to purchase 2,000,000 shares. The Board of Directors has adopted an amendment to the Employee Plan to increase the number of shares of common stock reserved for issuance to 2,500,000 shares. Adoption of such amendment requires stockholder approval. A copy of the Employee Plan, as amended to include this proposal, is attached hereto as Annex B.

        The Employee Plan is administered in all respects by the Company's Compensation Committee. The Compensation Committee may determine the employees to whom options are to be granted and the number of shares subject to each option. Under the terms of the Employee Plan, all employees of the Company or subsidiaries of the Company are eligible for option grants. Options under the Employee Plan are granted to recruit and retain qualified personnel, as an incentive for future performance, and to reward past performance.

        The Employee Plan permits the grant of options that qualify as incentive stock options ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), as well as the grant of non-ISOs. The option exercise price of options granted under the Employee Plan is fixed by the Compensation Committee but, in the case of ISOs, must be no less than 100% of the fair market value of the shares of common stock subject to the option at the time of grant, except that in the case of an employee who possesses more than 10% of the total combined voting power of all classes of stock of the Company or its subsidiaries (a "10% Holder"), the exercise price for ISOs must be no less than 110% of said fair market value. Options may be exercised by the payment in full in cash or by tendering shares of the Company's common stock having a fair market value, as determined by the Compensation Committee, equal to the option exercise price. Options granted under the Employee Plan may not be exercised more than ten years after the date of grant, five years in the case of an ISO granted to a 10% Holder.

        As of November 15, 2004, options to purchase 1,005,061 shares were outstanding under the Employee Plan and 389,673 shares are available for future grants. The number of shares is subject to adjustment on account of stock splits, stock dividends and other dilutive changes in the common stock. Shares of common stock covered by unexercised stock options that expire, terminate, or are cancelled are available for option grant under the Employee Plan.

        All awards under the Employee Plan will be granted at the discretion of the Company's Compensation Committee, and, accordingly, are not yet determinable. Information concerning stock option grants to the Company's executive officers under the Employee Plan is set forth under "Stock Options" beginning on page 17 of this Proxy Statement.

  Income Tax Consequences:

        The principal U.S federal income tax consequences of the granting of options will be as follows:

        (a)   ISO's:    The Employee Plan provides that the aggregate fair market value (determined at the time of option grant) of stock with respect to which ISOs become exercisable by the optionee for the first time in any calendar year under all of the stock option plans of the Company or any of its subsidiaries cannot exceed $100,000. ISO tax treatment is denied by the Code to any options in excess of such dollar limits.

        The granting of an ISO results in no federal income tax consequences to the optionee. No income is recognized by the optionee upon the exercise of an ISO. However, for purposes of the alternative minimum tax only, the amount by which the fair market value of the option shares at the time of ISO exercise exceeds the option exercise price (the "Option Spread") will be an item of tax preference for purposes of the federal alternative minimum tax and thus the Option Spread may be subject to the alternative minimum tax unless the shares are disposed of in a Disqualifying Disposition (as defined below) in the year of exercise. If the optionee is subject to the alternative minimum tax in the year of the option exercise, the shares purchased upon the exercise of the ISO will generally have a tax basis equal to their fair market value at the time of ISO exercise only for purposes of computing gain or loss on a subsequent disposition of the option shares under the alternative minimum tax. If instead the optionee is subject to the regular tax in the year of the disposition of his or her option shares, the shares purchased upon the exercise of an ISO will have a tax basis (for purposes of calculating gain or loss on such disposition under the regular tax) equal to their ISO exercise price. Each optionee should consult his or her tax advisor as to the application of the alternative minimum tax to the exercise of ISOs and the disposition of shares acquired thereby.

        The Internal Revenue Service (the "IRS") recently announced that it will not apply income tax withholding obligations on the employer or assess FICA or FUTA taxes (on either the employee or the employer) with respect to the Option Spread upon the exercise of an ISO until at least two years after final regulations with respect thereto have been issued by the IRS.

        If the shares purchased upon the exercise of an ISO are disposed of by the optionee (other than by transfer to his or her estate, executor, administrator or heir by reason of his or her death) neither (a) within the two-year period following the grant of the option nor (b) within the one-year period following the issuance of the shares to the optionee, then upon such disposition, any excess of the sale price of the shares over the option exercise price will constitute capital gain to the optionee. If the optionee disposes of the shares within such two-year period or one-year period (other than by transfer to his or her estate, executor, administrator or heir by reason of his or her death) (a "Disqualifying Disposition"), the optionee will generally recognize in the year of the disposition (i) ordinary income to the extent of the difference between the exercise price and the lesser of (a) the fair market value of the shares on the date the ISO is exercised, or (b) the amount realized on the disposition of the shares, and (ii) short term capital gain to the extent of any excess of the amount realized on the disposition over the fair market value of the shares on the date the ISO is exercised.

        If the optionee pays the option exercise price by surrendering to the Company shares of its stock, the optionee will generally not recognize any gain or loss with respect to the surrender of such shares to the Company. (But see the discussion above relating to the alternative minimum tax and the discussion below relating to surrendered shares that were acquired upon the exercise of an ISO.) The optionee will have the following tax basis in the shares acquired on the exercise of the ISO: as to the number of shares acquired that equals the number of shares surrendered, the optionee's tax basis will be equal to the tax basis of the shares surrendered and the optionee will have a carryover holding period for purposes of determining any gain or loss on a sale of those shares; as to the balance of the shares received on the option exercise, the optionee will have a tax basis equal to the cash, if any, paid by him to the Company upon the exercise of the option and a holding period (for purposes of determining gain or loss on a sale of those shares) that begins on the date of option exercise. As to all of the shares acquired on the exercise of the option, a new two-year period and one-year period (referred to above) will be determined based on the date of option exercise.

        However, if the surrendered shares were themselves acquired by the optionee upon the exercise of an ISO and the surrender of such shares occurs within the two-year period or one-year period referred to above, the optionee will generally recognize ordinary income in the year of the surrender to the extent that the fair market value of the surrendered shares on the date they were acquired exceeds the optionee's tax basis with respect to such shares. At the present time, the IRS has proposed that the

Company will have no income tax withholding obligation with respect to this income but may have an obligation to report this income on a periodic filing to the IRS. The optionee will have the following tax basis in the shares acquired on the exercise of the ISO: as to the number of shares acquired that equals the number of shares surrendered, the optionee's tax basis will be equal to the tax basis of the shares surrendered and the optionee will have a carryover holding period for purposes of determining any gain or loss on a sale of those shares; as to the balance of the shares received on the option exercise, the optionee will have a tax basis equal to the cash (if any) paid by him to the Company upon the exercise of the option plus any compensation income reported by him with respect to the Disqualifying Disposition, and a holding period (for purposes of determining gain or loss on a sale of those shares) that begins on the date of option exercise. As to all of the shares acquired on the exercise of the option, a new two-year period and one-year period (referred to above) will be determined based on the date of option exercise.

        In general, the federal income tax consequences to the Company of the grant and exercise of ISOs under the Employee Plan and the sale of shares purchased on the exercise of ISOs are as follows: The grant of an ISO results in no federal income tax consequences to the Company. But see the discussion above relating to income tax withholding and FICA and FUTA taxes with respect to the Option Spread upon the exercise of an ISO. In any year in which the optionee recognizes ordinary income (as a result of a Disqualifying Disposition of the shares), the Company is entitled to a corresponding income tax deduction, assuming such compensation to the optionee is reasonable in amount and any required withholding and reporting obligations are satisfied by the Company. Notwithstanding the foregoing, Section 162(m) of the Code limits the tax deduction which the Company may take for otherwise deductible compensation payable to certain executive officers of the Company to the extent that compensation paid to such an officer for any year exceeds $1 million, unless such compensation is performance-based, is approved by the Company's stockholders and meets certain other criteria. Although the Company intends that the Employee Plan will satisfy the requirements that option grants thereunder be considered performance-based for purposes of Section 162(m) of the Code, there can be no assurance such awards will satisfy such requirements.

        (b)   Non-ISO's:    There is no limit on the aggregate fair market value of stock covered by options that do not qualify as ISO's that may be granted to an individual in any year or on the aggregate fair market value of non-ISO's that first become exercisable in any year. Generally, no taxable income will be recognized by the optionee and no income tax deduction will be allowed to the Company upon the grant of a non-ISO. Upon the exercise of a non-ISO, the optionee will realize an amount of ordinary income equal to the excess of the fair market value of the shares at the time of exercise over the option exercise price (even though the optionee will have received no cash), and the Company will be entitled to an income tax deduction in the same amount, subject to the reasonableness of the compensation and the fulfillment by the Company of any required reporting and withholding obligations, and subject further to the limitations of Section 162(m) of the Code (which are described above). Any difference between (i) the greater of (a) the fair market value of the shares at the time of option exercise, or (b) the option exercise price, and (ii) amount realized by the optionee on the disposition of the shares will be taxable as capital gain or loss (short-term or long-term, as the case may be).

        With respect to employees of the Company, the Company will be obligated to withhold income taxes and the employee's share of FICA taxes, and to pay the employer's share of such taxes, at the time of the exercise of a non-ISO.

        (c)   The Employee Plan is not a "qualified" stock bonus, pension or profit-sharing plan within the meaning of Section 401 of the Code.

        The principal state, local and foreign income tax consequences of the issuance and exercise of options, and subsequent stock dispositions, are discussed below:

        State, local and foreign income tax consequences may, depending on the jurisdiction, differ from the federal income tax consequences of the granting and exercise of an option and any later sale by the optionee of his or her option stock. There may also be, again depending on the jurisdiction, transfer or other taxes imposed in connection with a disposition, by sale, bequest or otherwise, of option stock. Optionees should consult their personal tax advisors with respect to the specific state, local, foreign and other tax consequences to them of option grants, option exercises and stock dispositions.

        The Board of Directors is of the opinion that adoption of the amendment to the Employee Plan is in the best interests of the Company in that it will aid the Company in recruiting and retaining qualified personnel. Options granted under the Employee Plan enable the Company to provide an incentive to Employees for future performance of employees and to reward employees for past performance. In addition, the Employee Plan makes it possible to offer the Company's employees an opportunity to acquire stock of the Company and thereby increase their proprietary interest in the Company's success.

The Board Recommends a Vote in Favor of Proposal 2

PROPOSAL 3

RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee has selected Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending July 31, 2005 and has further directed that management submit the selection of the independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. The Audit Committee has considered whether the provision of non-audit professional services rendered by Ernst & Young LLP, as discussed in the section entitled "Independent Registered Public Accounting Firm" below and disclosed elsewhere in this proxy statement, is compatible with Ernst & Young maintaining their independence. Ernst & Young LLP has audited the Company's financial statements for the past fifteen years. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he so desires, and will be available to respond to appropriate questions.

        Stockholder ratification of the selection of Ernst & Young LLP as the Company's independent registered public accounting firm is not required by the Company's by-laws or otherwise; however, the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

The Board Recommends a Vote in Favor of Proposal 3

TRANSACTION OF OTHER BUSINESS

        The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

OWNERSHIP OF SECURITIES

        The following table sets forth stock ownership information as of November 15, 2004 concerning (i) each director and persons nominated to become directors of the Company, (ii) each person (including any "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934) who is known by the Company to beneficially own more than five (5%) percent of the outstanding shares of the Company's common stock, (iii) the Chief Executive Officer and the other executive officers named in the Summary Compensation Table below, and (iv) the Company's executive officers and directors as a group:

		Shares Beneficially Owned(1)
Name and Address of Beneficial Owners	Position with the Company	Number		Percent of Total
Charles M. Diker 150 Clove Road Little Falls, NJ 07424	Chairman of the Board and Director	1,428,799	(2)	14.3%
Alan J. Hirschfield	Vice Chairman of the Board and Director	244,499	(3)	2.5%
Robert L. Barbanell	Director	72,903	(4)	*
Alan R. Batkin	Director	14,750	(5)	*
Joseph M. Cohen	Director	52,250	(6)	*
Darwin C. Dornbush, Esq.	Secretary and Director	36,750	(7)	*
Spencer Foreman, M.D.	Director	13,000	(8)	*
James P. Reilly	President and CEO and Director	387,759	(9)	3.9%
Bruce Slovin	Director	231,250	(10)	2.4%
Seth R. Segel	Senior Vice President - Corporate Development	16,667	(11)	*
Craig A. Sheldon	Senior Vice President and CFO	31,567	(12)	*
Roy K. Malkin	President and CEO of Minntech Corporation, a subsidiary of the Company	32,500	(13)	*
William J. Vella	President and CEO of Carsen Group Inc., a subsidiary of the Company	25,578	(14)	*
All officers and directors as a group of 15 persons		2,590,772	(15)	24.6%

*
Represents beneficial ownership of less than one percent (1%).

(1)
Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from November 15, 2004 upon the exercise of options. Each beneficial owner's percentage ownership is determined by assuming that options that are held by such person (but not those held by any other person) and which are exercisable within 60 days from November 15, 2004 have been exercised.

(2)
Includes 237,750 shares which Mr. Diker may acquire pursuant to stock options. Does not include an aggregate of 910,224 shares owned by (i) Mr. Diker's wife, (ii) certain trusts for the benefit of Mr. Diker's children, (iii) accounts for his grandchildren over which Mr. Diker exercises investment discretion, (iv) certain other accounts over which Mr. Diker exercises investment discretion, (v) the DicoGroup, Inc., a corporation of which Mr. Diker serves as Chairman of the Board, and (vi) a non-profit corporation of which Mr. Diker and his wife are the principal officers and directors; Mr. Diker disclaims beneficial ownership as to all of the foregoing 910,224 shares.

(3)
Includes 34,500 shares which Mr. Hirschfield may acquire pursuant to stock options.

(4)
Includes 33,750 shares which Mr. Barbanell may acquire pursuant to stock options. Does not include 3,750 shares owned by Mr. Barbanell's wife as to which Mr. Barbanell disclaims beneficial ownership.

(5)
Includes 12,250 shares which Mr. Batkin may acquire pursuant to stock options.

(6)
Includes 30,750 shares which Mr. Cohen may acquire pursuant to stock options.

(7)
Includes 33,750 shares which Mr. Dornbush may acquire pursuant to stock options.

(8)
Consists of 13,000 shares which Dr. Foreman may acquire pursuant to stock options.

(9)
Includes 246,084 shares which Mr. Reilly may acquire pursuant to stock options. Does not include 130,672 shares owned by Mr. Reilly's wife as to which Mr. Reilly disclaims beneficial ownership.

(10)
Includes 40,500 shares which Mr. Slovin may acquire pursuant to stock options.

(11)
Consists of 16,667 shares which Mr. Segel may acquire pursuant to stock options.

(12)
Includes 24,188 shares which Mr. Sheldon may acquire pursuant to stock options.

(13)
Includes 30,000 shares which Mr. Malkin may acquire pursuant to stock options.

(14)
Includes 17,500 shares which Mr. Vella may acquire pursuant to stock options.

(15)
Includes 773,189 shares which may be acquired pursuant to stock options.

Executive Officers of the Company

Name	Age	Position with the Company
Charles M. Diker	69	Chairman of the Board
James P. Reilly	64	President and Chief Executive Officer
Andrew A. Krakauer	49	Executive Vice President and Chief Operating Officer
Seth R. Segel	35	Senior Vice President - Corporate Development
Craig A. Sheldon	42	Senior Vice President and Chief Financial Officer
Steven C. Anaya	34	Vice President and Controller
Roy K. Malkin	58	President and CEO of Minntech
William J. Vella	48	President and CEO of Carsen Group

        See "Business Experience of Directors" above for biographical data with respect to Messrs. Diker and Reilly.

        Mr. Krakauer has served as Executive Vice President and Chief Operating Officer since August 2004. From 1998 to February 2004, he served as President of the Ohmeda Medical Division of Instrumentarium / GE Healthcare. Prior thereto, Mr. Krakauer served Ohmeda as President of the Specialty Products Division and Business Development from 1994 through 1998.

        Mr. Segel has served as Senior Vice President—Corporate Development of the Company since November 2002. From May 1999 through October 2002, he served in various management positions at Jupiter Media Metrix, Inc. (NASDAQ), a provider of global market research.

        Mr. Sheldon has served as Senior Vice President and Chief Financial Officer of the Company since November 2002. From November 2001 through October 2002 he served as Vice President and Chief Financial Officer of the Company. From November 1994 until October 2001 Mr. Sheldon served as Vice President and Controller of the Company. Mr. Sheldon is a certified public accountant.

        Mr. Anaya, who has been employed by the Company since March 2002, has served as Vice President since November 2003 and Controller since November 2002. Prior thereto, he served as Assistant Controller of the Company. From April 1999 through October 2001, Mr. Anaya was employed by Great Universal Inc., most recently as Corporate Controller. Great Universal Inc. is a holding company for numerous companies located in the United States and Europe primarily in the telecommunications and computer industries. Mr. Anaya is a certified public accountant.

        Mr. Malkin has served as President and Chief Executive Officer of Minntech since September 2001 and as President and Chief Executive Officer of MediVators, Inc. (former subsidiary of the Company that merged into Minntech) since June 1999.

        Mr. Vella has served as President and Chief Executive Officer of Carsen Group Inc. since October 2001, as President and Chief Operating Officer of Carsen Group from December 1996 until October 2001, as Executive Vice President of Carsen Group from January 1995 until November 1996, and prior thereto in various sales and sales management positions at Carsen Group since October 1981.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Summary of Cash and Certain Other Compensation

        The following table sets forth, for the fiscal years ended July 31, 2004, 2003 and 2002, compensation, including salary, bonuses, stock options and certain other compensation, paid by the Company to the Chief Executive Officer and to the Company's five most highly compensated executive officers other than the Chief Executive Officer during fiscal 2004:

Summary Compensation Table

		Annual Compensation(1)		Long-Term Compensation Awards(2)
Name and Principal Position	Year	Salary ($)	Bonus ($)	Options (#)
Charles M. Diker Chairman of the Company	2004 2003 2002	225,000 225,000 175,000	0 0 0	1,500 1,500 1,500
James P. Reilly(3) President and Chief Executive Officer of the Company	2004 2003 2002	367,500 350,000 318,347	214,988 47,250 250,000	126,500 1,500 1,500
Roy K. Malkin(4) President and Chief Executive Officer of Minntech Corporation	2004 2003 2002	311,250 293,750 250,530	50,000 0 150,822	0 10,000 30,000
Seth R. Segel (5) Senior Vice President-Corporate Development	2004 2003	186,375 127,500	122,355 35,417	0 50,000
Craig A. Sheldon (6) Senior Vice President and Chief Financial Officer of the Company	2004 2003 2002	201,250 186,250 166,250	75,000 28,400 50,000	0 20,000 18,750
William J. Vella (7) President and Chief Executive Officer of Carsen Group Inc.	2004 2003 2002	256,100 212,220 193,000	143,563 24,218 0	0 25,000 15,000

(1)
The Company did not pay or provide other forms of annual compensation (such as perquisites and other personal benefits) to the above-named executive officers having a value exceeding the lesser of $50,000 or 10% of the total annual salary and bonus reported for such officers with the exception of reimbursement to a Company affiliated with Mr. Diker of office expenses amounting to $36,000 in each of fiscal 2004, 2003 and 2002, respectively.

(2)
The Company has no long-term incentive compensation plan other than its 1997 Employee Stock Option Plan and the 1998 Directors' Stock Option Plan described herein and various individually granted options, a 401(k) profit sharing plan and a Canadian profit sharing plan. The Company does not currently award stock appreciation rights, restricted stock awards or long-term incentive plan pay-outs.

(3)
James P. Reilly is party to an employment agreement with the Company that expires on July 31, 2005. Under the Agreement, Mr. Reilly is entitled to (i) an annual base salary of $385,875 (for fiscal 2005), (ii) incentive compensation equal to 2 1/4% of his annual base salary for every one cent ($.01) increase in the diluted earnings per share of the Company's common stock (as adjusted to exclude incentive compensation paid or payable to Mr. Reilly) for the current year over the prior year, (iii) participation in employee health, insurance and other benefit plans, (iv) maintenance by the Company of a life insurance policy on the life of Mr. Reilly in the face amount of $500,000 payable to his designated beneficiary, and (v) use of a Company owned or leased automobile. In addition, on October 16, 2003 Mr. Reilly was granted an ISO to purchase 6,950 shares of Common Stock with an exercise price of $14.25, and on December 17, 2003 he was granted a non-ISO to purchase 118,050 shares of Common Stock at an exercise price of $15.10 (said prices being the fair value of the shares on the grant dates). In the event of a "Change in Control" (as defined in the employment agreement), Mr. Reilly may terminate his employment and be entitled to receive in a lump sum the greater of (i) $500,000 or (ii) the sum of one year's Base Salary and the amount of Mr. Reilly's prior year incentive compensation. During the five-year period following the termination of Mr. Reilly's employment (for any reason), he will be paid a consulting fee of $100,000 per year, adjusted by a cost of living formula.

(4)
Roy K. Malkin is party to an employment agreement with Minntech Corporation that was due to expire on October 31, 2004 but has been extended until December 31, 2004 while the terms of a new agreement (to be retroactive to November 1, 2004) are being considered by the Board's Compensation Committee. The Compensation Committee has retained an independent compensation consultant to assist in this process. Under his agreement, during fiscal 2004 Mr. Malkin was entitled to (i) an annual base salary of $315,000, (ii) incentive compensation equal to 5% of the excess of the annual earnings of Minntech before interest and taxes over certain amounts which are set forth in the agreement, (iii) participation in employee health, insurance and other benefit plans, and (iv) an automobile allowance. In the event of a "Change in Control" (as defined in the employment agreement), Mr. Malkin may terminate his employment and be entitled to receive in a lump sum an amount equal to 150% of the base salary and incentive compensation paid to Mr. Malkin during the last completed fiscal year.

(5)
Seth R. Segel is party to an employment agreement that was due to expire on November 17, 2004 but has been extended until December 31, 2004 while the terms of a new agreement are being considered by the Board's Compensation Committee (to be retroactive to November 18, 2004). The Compensation Committee has retained an independent compensation consultant to assist in this process. Under his agreement, during fiscal 2004 Mr. Segel was entitled to (i) an annual base salary of $189,000, (ii) bonuses of $50,000 following the first year of employment and $50,000 on August 1, 2004, (iii) incentive compensation equal to .45% of the total consideration paid by the Company with respect to an acquisition during the employment period on which Mr. Segel plays a lead role on the transaction, (iv) participation in employee health, insurance and other benefit plans, (v) maintenance by the Company of a life insurance policy on the life of Mr. Segel in the face amount of $250,000 payable to his designated beneficiary, and (vi) an automobile allowance. In addition, upon commencement of his employment, Mr. Segel was granted a five-year non-plan option to purchase 50,000 shares of Common Stock with an exercise price of $10.59 (the fair value of the shares on the date of grant). In the event of a "Change in Control" (as defined in the employment agreement), the options will automatically become fully vested and Mr. Segel may terminate his employment and continue to receive his base salary and bonus following such termination through the end of the two-year term of the employment agreement.

(6)
Craig A. Sheldon is party to an employment agreement with the Company that was due to expire on October 31, 2004 but has been extended until December 31, 2004 while the terms of a new agreement are being considered by the Board's Compensation Committee (to be retroactive to November 1, 2004). The Compensation Committee has retained an independent compensation consultant to assist in this process. Under the current Agreement, during fiscal 2004 Mr. Sheldon was entitled to (i) an annual base salary of $205,000, (ii) an annual discretionary bonus, (iii) participation in employee health, insurance and other benefit plans, (iv) maintenance by the Company of a life insurance policy on the life of Mr. Sheldon in the face amount of $250,000 payable to his designated beneficiary, and (v) an automobile allowance. In the event of a "Change in Control" (as defined in the employment agreement), Mr. Sheldon may terminate his employment and be entitled to receive in a lump sum an amount equal to 150% of the base salary and bonus paid to Mr. Sheldon during the last completed fiscal year.

(7)
Mr. Vella was paid his salary and bonus in Canadian dollars. The dollar amounts above have been translated from Canadian dollars to U.S. dollars based upon an average exchange rate during the respective fiscal year.

        Andrew A. Krakauer is party to an employment agreement with the Company that expires on August 31, 2007. Under the Agreement, Mr. Krakauer is entitled to (i) an annual base salary of $275,000 (commencing August 30, 2004), subject to annual increases equal to no less than 5% or a cost of living formula, (ii) an annual incentive bonus ranging from 30% to 70% of his base salary (determined on a formula basis) for each full fiscal year (commencing with the year ending July 31, 2005) in which the Company's adjusted pre-tax income exceeds 90% of its budgeted pre-tax income, (iii) participation in employee health, insurance and other benefit plans, (iv) maintenance by the Company of a life insurance policy on the life of Mr. Krakauer in the face amount of $275,000 payable to his designated beneficiary, and (v) an automobile allowance. In the event of a "Change in Control" (as defined in the employment agreement), Mr. Krakauer may terminate his employment and be entitled to receive (i) in a lump sum an amount equal to 150% of the base salary and incentive compensation paid to Mr. Krakauer during the last completed fiscal year if termination occurs after the end of the first contract year, or (ii) $275,000, if such termination occurs prior to the end of the first contract year.

Stock Options

        The following stock option information is furnished for the fiscal year ended July 31, 2004 with respect to the Company's Chief Executive Officer and the other executive officers of the Company named in the Compensation Table above, for stock options granted during such fiscal year. Stock options were granted without tandem stock appreciation rights.

Option Grants in Last Fiscal Year

					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term($)(2)
		% of Total Options Granted to Employees During the Fiscal Year
	Number of Shares Underlying Options Granted
Name(1)			Exercise Price Per Share($)	Expiration Date
					5%	10%
Charles M. Diker	1,500(3)	0.36%	25.70	07/30/09	10.651	23,535
James P. Reilly	6,950(4)	1.66%	14.25	10/15/08	27,362	60,463
	118,050(5)	28.17%	15.10	12/12/08	492,487	1,088,268
	1,500(3)	0.36%	25.70	07/30/09	10.651	23,535

(1)
No options were granted to Messrs. Malkin, Segel, Sheldon and Vella in fiscal 2004.

(2)
Represents the potential realizable value of the options granted at assumed 5% and 10% rates of compounded annual stock price appreciation from the date of grant of such options to the date of the option expiration.

(3)
These options were granted under the Company's 1998 Directors' Stock Option Plan. The exercise price per share of the options is the market value per share on the date of grant. The options are subject to vesting as follows: 50% of the total shares covered by the options vest on the first anniversary of the date of grant and the remaining 50% vest on the second anniversary of such date of grant.

(4)
Represents 6,950 ISOs granted under the 1997 Employee Stock Option Plan. The 6,950 ISOs will become exercisable on July 31, 2005.

(5)
Represents 118,050 non-ISOs granted under the 1997 Employee Stock Option Plan. The 118,050 options are currently exercisable as to 83,334 shares of Common Stock underlying the option, and will be exercisable as to the remaining 34,716 shares on July 31, 2005.

Option Exercise and Holdings

        The following information is furnished for fiscal 2004 with respect to the Company's Chief Executive Officer and the other executive officers of the Company named in the Compensation Table above, for stock option exercises during such fiscal year and unexercised stock option values at July 31, 2004.

Aggregated Option Exercises in Last Fiscal Year
and Fiscal Year-end Option Values

			Number of Shares Underlying Unexercised Options at 7/31/04		Value of Unexercised in-the-Money Options at 7/31/04 ($)
Name	Shares Acquired On Exercise(#)	Value Realized($)(1)
			Exercisable	Non-Exercisable	Exercisable	Non-Exercisable
Charles M. Diker	1,500	31,815	237,750	2,250	4,909,058	9,563
James P. Reilly	1,500	20,580	246,078	43,922	4,369,518	457,260
Seth R. Segel	16,667	164,981	—	33,333	—	503,662
Craig A. Sheldon	12,375	164,576	19,501	28,574	344,315	399,216
Roy K. Malkin	52,500	756,000	22,500	25,000	367,200	343,300
William J. Vella	22,500	314,588	13,750	26,250	189,475	367,725

(1)
Value realized is calculated as the market value of the shares exercised using the closing price of the Company's common stock on such exercise date. The value realized is for informational purposes only and does not purport to represent that such individual actually sold the underlying shares, or that the underlying shares were sold on the date of exercise. Furthermore, such value realized does not take into consideration individual income tax consequences.

Stock Option Plans

        The following table sets forth certain information as of July 31, 2004 with respect to compensation plans of the Company under which securities of the Company may be issued:

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)
Equity compensation plans approved by security holders	1,211,767	11.69	562,098
Equity compensation plans not approved by security holders	285,333	5.73	N/A

Total	1,497,100	10.55	562,098

        An aggregate of 2,000,000 shares of common stock is reserved for issuance or available for grant under the Employee Plan. If Proposal 2 is adopted by the Company's shareholders at the 2004 Annual Meeting, then the number of shares of common stock reserved for issuance under the Employee Plan will be increased to 2,500,000. Options granted under the Employee Plan may be intended to qualify as ISOs or non-ISOs. The Employee Plan is administered in all respects by the Compensation Committee. The Compensation Committee may determine the employees to whom options are to be granted and the number of shares subject to each option. Under the terms of the Employee Plan, all employees of the Company or subsidiaries of the Company are eligible for option grants. The option exercise price of options granted under the Employee Plan is fixed by the Compensation Committee but, in the case of ISOs, must be no less than 100% of the fair market value of the shares of common stock subject to the option at the time of grant, except that in the case of a 10% Holder, the exercise price must be no less than 110% of said fair market value. Options may be exercised by the payment in full in cash or by the tendering or cashless exchange of shares of the Company's common stock having a fair market value, as determined by the Compensation Committee, equal to the option exercise price. Options granted under the Employee Plan may not be exercised more than ten years after the date of grant, five years in the case of an ISO granted to a 10% Holder. All options outstanding at July 31, 2004 under the Employee Plan have a term of five years, except for 150,000 ten-year options granted to Mr. Reilly in 1999. At July 31, 2004, options to purchase 986,017 shares of common stock at prices between $3.50 and $18.83 per share were outstanding under the Employee Plan and 442,848 shares were available for grant under the Employee Plan.

        An aggregate of 300,000 shares of common stock was reserved for issuance or available for grant under the Company's 1991 Directors' Stock Option Plan (the "1991 Directors' Plan"), which expired in fiscal 2001. Options granted under the 1991 Directors' Plan do not qualify as ISOs. At July 31, 2004, options to purchase 72,000 shares of common stock at prices between $3.00 and $6.83 per share (the fair market value of the shares at the time of grant) were outstanding under the 1991 Directors' Plan. All of the options have a ten-year term and are exercisable in full. No additional options will be granted under the 1991 Directors' Plan.

        An aggregate of 300,000 shares of common stock is reserved for issuance or available for grant under the Company's 1998 Directors' Stock Option Plan (the "1998 Directors' Plan"). Options granted under the 1998 Directors' Plan do not qualify as ISOs. The 1998 Directors' Plan provides for the automatic grant to each of the Company's directors of options to purchase 1,500 shares of common stock on the last business day of the Company's fiscal year. In addition, an option to purchase 750 shares of common stock is granted automatically on the last business day of each fiscal quarter to each director (exclusive of Messrs. Diker and Reilly and any other director who is a full-time employee of the Company) provided that the director attended any regularly scheduled meeting of the Board, if any, held during such quarter. An option to purchase 15,000 shares of common stock is also granted to each person who is appointed or elected for the first time to be a director of the Company. All option grants under the 1998 Directors' Plan are at an exercise price equal to the fair market value of the common stock on the date of grant. Options granted prior to July 31, 2000 have a term of ten years and options granted on and after July 31, 2000 have a term of five years. The fiscal year options are exercisable in two equal annual installments commencing on the first anniversary of the grant thereof and the quarterly options are exercisable in full immediately. The options granted to newly appointed or elected directors are exercisable in three equal annual installments commencing on the date of grant. At July 31, 2004, options to purchase 153,750 shares of common stock at prices between $3.41 and $25.70 per share were outstanding under the 1998 Directors' Plan, and 119,250 shares were available for grant under the 1998 Directors' Plan.

        Between 1996 and 2000, Mr. Dornbush was granted ten-year non-plan options to purchase an aggregate of 9,000 shares of common stock at prices between $3.54 and $5.83 per share. These options are exercisable in full.

        In October 1996, Mr. Diker was granted a ten-year non-plan option to purchase 75,000 shares of common stock at an exercise price of $4.91 per share. In October 1997, Mr. Diker was granted a ten-year non-plan option to purchase 75,000 shares of common stock at an exercise price of $4.66 per share. In October 1998, Mr. Diker was granted a ten-year non-plan option to purchase 75,000 shares of common stock at an exercise price of $5.16 per share. All of said options are exercisable in full.

        In October 2000, Mr. Cohen was granted a five-year non-plan option to purchase 15,000 shares of common stock at an exercise price of $5.58 per share. This option is exercisable in full.

        In November 2002, Mr. Segel was granted a five-year non-plan option to purchase 50,000 shares of common stock at an exercise price of $10.59 per share. This option is exercisable in three equal annual installments beginning November 2003.

Compensation Committee Report

        The Compensation Committee of the Company's Board of Directors is responsible for setting and administering the policies which govern annual executive compensation and for administering the grant of options under the Company's stock option plans. The Compensation Committee is currently comprised of three members, Mr. Hirschfield, Chairman, and Mr. Cohen and Dr. Foreman, each of whom is a non-employee director.

        Executive compensation for the fiscal year ended July 31, 2004 consisted of base salary plus bonus or incentive compensation (when earned). The policy of the Compensation Committee, in consultation with the Chairman and the Chief Executive Officer, where appropriate, is to provide compensation to the Chief Executive Officer and the Company's other executive officers reflecting the contribution of such executives to the Company's growth in sales and earnings, the implementation of strategic plans consistent with the Company's long-term objectives, and the enhancement of shareholder value.

        Messrs. Reilly, Krakauer, Malkin, Segel and Sheldon are employed and compensated pursuant to written employment agreements as described above.

        Long-term incentive compensation consists exclusively of the award of stock options under the Company's Employee Plan and, in the case of officers who serve as directors of the Company, non-discretionary annual option grants of 1,500 shares under the Company's 1998 Directors' Plan. In addition, officers participate in the Company's 401(k) plan and Mr. Vella participates in the deferred profit sharing plan of the Company's Canadian subsidiary.

        The Compensation Committee is responsible for the award of stock options under the Employee Plan. Three non-employee directors, Messrs. Hirschfield, Cohen and Dr. Foreman, currently serve on the Compensation Committee, which administers the granting of options under the Employee Plan.

Compensation Committee Interlocks and Insider Participation

        No officer of the Company served on the Compensation Committee during its last fiscal year. Mr. Reilly, the President and Chief Executive Officer of the Company, however, participated in deliberations concerning executive compensation, except with respect to the compensation of the Chairman of the Board and himself. Mr. Diker, Chairman of the Company, also participated in such deliberations except with respect to his own compensation.

Compensation Committee:
Alan J. Hirschfield (Chairman) Joseph M. Cohen Spencer Foreman, M.D.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The firm of Ernst & Young LLP has audited the financial statements of the Company for the last fifteen years. In addition to retaining Ernst & Young LLP to audit our consolidated financial statements for the fiscal year ended July 31, 2004, the Company and its affiliates retained Ernst & Young LLP to provide tax and other advisory services in the fiscal year ended July 31, 2004, and expect to continue to do so in the future.

Auditor Fees

        The following table presents fees for professional audit services rendered by Ernst & Young LLP for the audit of the Company's annual financial statements and review of financial statements included in the Company's quarterly reports on Form 10-Q ("Audit Fees") for fiscal 2004 and 2003, and fees billed for other services rendered by Ernst & Young LLP.

	2004	2003
Audit Fees	$366,855	$320,250
Audit Related Fees(1)(2)	57,499	21,450
Tax Fees(2)(3)	166,607	271,200

Total	$590,961	$612,900

(1)
Audit related fees for fiscal 2004 consisted principally of fees related to advice given with respect to the Company's internal controls and various accounting matters, and fees related to the audit of a benefit plan of the Company. For fiscal 2003, audit related fees consisted primarily of fees related to the audit of a benefit plan of the Company.

(2)
The Audit Committee has determined that the provision of all non-audit services performed for the Company by Ernst & Young LLP is compatible with maintaining that firm's independence.

(3)
Tax fees consisted primarily of services related to federal, state and international tax compliance, the majority of which related to the preparation of income tax returns, as well as services related to tax due diligence in connection with acquisitions.

        The Audit Committee has a written preapproval policy with respect to engaging Ernst & Young LLP for any services. In 2004, all of the audit fees, audit-related fees and tax fees were approved by the Audit Committee.

Audit Committee Report

        The Audit Committee of the Company's Board of Directors is providing this report to enable stockholders to understand how it monitors and oversees the Company's financial reporting process. The Audit Committee operates pursuant to an Audit Committee Charter that is reviewed annually by the Audit Committee and updated as appropriate. The Audit Committee Charter was revised as of March 24, 2004 and a copy of the revised charter is attached as Annex C to this Proxy Statement.

        This report confirms that the Audit Committee has (1) reviewed and discussed the audited financial statements for the year ended July 31, 2004 with management and Cantel's independent registered public accounting firm; (2) discussed with the Company's independent registered public accounting firm the matters required to be reviewed pursuant to the Statement on Auditing Standards No. 61 (Communications with Audit Committees); (3) reviewed the written disclosures letter from the Company's independent registered public accounting firm as required by Independence Standards Board Standard No. 1 (Independent Discussions with Audit Committees); and (4) discussed with the Company's independent registered public accounting firm their independence from the Company.

        Based upon the above review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements for the year ended July 31, 2004 be included in the Company's Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

        No portion of this Audit Committee Report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, through any general statement incorporating by reference in its entirety the Proxy Statement in which this report appears, except to the extent that the Company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed to be filed under either the Securities Act or the Exchange Act.

Audit Committee:
Robert L. Barbanell (Chairman) Alan R. Batkin Bruce Slovin

Stock Performance Graph

        The graph below compares the cumulative total stockholder return on the Company's common stock for the last five fiscal years with the cumulative total return on the Russell 2000 Index and the Dow Jones U.S. Medical Products Index over the same period (assuming the investment of $100 in the Company's common stock, the Russell 2000 Index, and the Dow Jones U.S. Medical Products Index on July 31, 1999, and, where applicable, the reinvestment of all dividends).

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG CANTEL MEDICAL CORP., THE RUSSELL 2000 INDEX
AND THE DOW JONES US MEDICAL PRODUCTS INDEX

*
$100 invested on 7/31/99 in stock or index-
including reinvestment of dividends.
Fiscal year ending July 31.

Section 16(a) Beneficial Ownership Reporting Compliance

        Under the securities laws of the United States, the Company's directors, executive officers, and any persons holding more than ten percent of the Company's common stock are required to report their initial ownership of the Company's common stock and any subsequent changes in their ownership to the SEC. Specific due dates have been established by the SEC, and the Company is required to disclose in this Report any failure to file by those dates. Based upon (i) the copies of Section 16(a) reports that the Company received from such persons for their 2004 fiscal year transactions and (ii) the written representations received from one or more of such persons that no annual Form 5 reports were required to be filed for them for the 2004 fiscal year, the Company believes that there has been compliance with all Section 16(a) filing requirements applicable to such officers, directors, and ten-percent beneficial owners for such fiscal year, except for the following: a report on a Form 4 of a sale of stock by William J. Vella, an officer of a subsidiary of the Company, was inadvertently filed approximately one week late.

STOCKHOLDER PROPOSALS FOR 2004 PROXY STATEMENT

        The deadline for submitting a stockholder proposal for inclusion in the Company's proxy statement and form of proxy for the Company's 2005 annual meeting of stockholders is the close of business on July 25, 2005. In order to comply with applicable provisions of the Company's By-Laws, proposals of stockholders intended to be presented at the Company's 2005 annual meeting of stockholders without inclusion of such proposals in the Company's proxy statement and form of proxy relating to the meeting must be received by the Company no later than the close of business on October 17, 2005 and no earlier than the close of business on September 16, 2005.

FORM 10-K

        UPON THE WRITTEN REQUEST OF A RECORD HOLDER OR BENEFICIAL OWNER OF COMMON STOCK ENTITLED TO VOTE AT THE MEETING, THE COMPANY WILL PROVIDE WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JULY 31, 2004, INCLUDING THE FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULE, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. REQUESTS SHOULD BE MAILED TO MS. JOANNA ALBRECHT, CANTEL MEDICAL CORP., 150 CLOVE ROAD, LITTLE FALLS, NJ 07424. OUR ANNUAL REPORT ON FORM 10-K IS ALSO AVAILABLE THROUGH OUR WEBSITE AT WWW.CANTELMEDICAL.COM.

SOLICITATION OF PROXIES

        The cost of solicitation of proxies in the accompanying form has been or will be borne by the Company. In addition to solicitation by mail, arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxy material to beneficial owners, and the Company will, upon request, reimburse them for any attendant expenses.

        In order to ensure the presence of a quorum at the Meeting, all stockholders are requested to sign and return promptly the enclosed proxy in the postage paid envelope provided for that purpose. The signing of the proxy will not prevent your attending the meeting and voting in person if you wish to do so.

OTHER MATTERS

        The Board knows of no other matters to be presented for stockholder action at the Meeting. However, if other matters do properly come before the Meeting or any adjournments or postponements thereof, the Board intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

BY ORDER OF THE BOARD OF DIRECTORS
Darwin C. Dornbush Secretary

November 22, 2004

Annex A

Director Qualification Standards

        A majority of the members of the Board of Directors and all of the members of the Audit Committee, the Compensation Committee and the Nominating and Governance Committee must qualify as independent directors in accordance with the applicable provisions of the Securities Exchange Act of 1934, and the rules promulgated thereunder and the applicable rules of the NYSE.

        To assist it in making its determination regarding independence, the Board will consider, at a minimum, the following categorical standards:

  •
  No Director who is an employee or a former employee of the Company will be considered "independent" until three years after the employment has ended.

  •
  No Director will be considered independent who receives more than $100,000 per year in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service) until three years after he ceases to receive more than $100,000 per year in such compensation.

  •
  No Director who is, or in the past three years has been, affiliated with or employed by a present or former auditor of the Company or an affiliate will be considered "independent" until three years after the end of either the affiliation or the auditing relationship.

  •
  No Director who is, or in the past three years has been, part of an interlocking directorate in which an executive officer of the Company serves on the compensation committee of another company that currently employs the Director will be considered "independent."

  •
  Directors with immediate family members in any of the above categories will not be considered "independent" until the expiration of the relevant three-year period; provided, however, that employment of a family member of a Director in a non-officer position will not preclude a determination that the Director is independent.

  •
  No Director who during the prior three years was an executive officer or an employee, or whose immediate family member was an executive officer, of a company that made payments to, or received payments from the Company for property or services in an amount which, in any single fiscal year, exceeded the greater of $1,000,000 or 2% of such other company's consolidated gross assets.

Annex B

1997 EMPLOYEE STOCK OPTION PLAN
OF
CANTEL MEDICAL CORP.

        1.     The Plan.    This 1997 Employee Stock Option Plan (the "Plan") is intended to encourage ownership of stock of Cantel Medical Corp. (the "Corporation") by specified employees of the Corporation and its subsidiaries and to provide additional incentive for them to promote the success of the business of the Corporation.

        2.     Stock Subject to the Plan.    Subject to the provisions of Paragraph 14 hereof, the total number of shares of Common Stock, par value $.10 per share, of the Corporation (the "Stock") which may be issued pursuant to Incentive Stock Options ("ISOs"), as defined by Section 422 of the Internal Revenue Code, and non-Incentive Stock Options ("Non-ISOs") granted under the Plan (the "Options") shall be 2,500,000. Such shares of Stock may be in whole or in part, either authorized and unissued shares or treasury shares as the Board of Directors of the Corporation (the "Board") shall from time to time determine. If an Option shall expire or terminate for any reason without having been exercised in full, the unpurchased shares covered thereby shall (unless the Plan shall have been terminated) again be available for Options under the Plan.

        3.     Administration of the Plan.    The Plan shall be administered by a committee (the "Committee") composed of two or more non-employee members of the Board which shall have plenary authority, in its discretion, to determine the employees of the Corporation and its subsidiaries to whom Options shall be granted ("Optionees"), the nature of the Option (i.e., whether an ISO or non-ISO), the number of shares to be subject to each Option (subject to the provisions of Paragraph 2), the option exercise price (the "Exercise Price") (subject to the provisions of Paragraph 7), the vesting schedule of each option and the other terms of each Option. The Board shall have plenary authority, subject to the express provisions of the Plan, to interpret the Plan, to prescribe, amend and rescind any rules and regulations relating to the Plan and to take such other action in connection with the Plan as it deems necessary or advisable. The interpretation and construction by the Board of any provisions of the Plan or of any Option granted thereunder shall be final and no member of the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted thereunder by the Committee.

        4.     Employees Eligible for Options.    All employees of the Corporation or its subsidiaries shall be eligible for Options. In making the determination as to employees to whom Options shall be granted and as to the number of shares to be covered by such Options, the Committee shall take into account the duties of the respective employees, their present and potential contributions to the success of the Corporation and such other factors as it shall deem relevant in connection with accomplishing the purpose of the Plan.

        5.     Term of Plan.    The Plan shall terminate on, and no Options shall be granted after, October 15, 2007 provided that the Committee may at any time terminate the Plan prior thereto.

        6.     Maximum Option Grant.    With respect to an Option granted to an individual that is intended to qualify as an ISO, the aggregate fair market value (determined as of the time the Option is granted) of the Stock with respect to which such Option and all other ISOs granted to the individual (whether under this Plan or under any other stock option plan of the Corporation or any of its subsidiaries) become exercisable for the first time in any calendar year may not exceed $100,000.

        7.     Exercise Price.    Each Option shall state the Exercise Price, which shall be, in the case of ISOs, not less than 100% of the fair market value of the Stock on the date of the granting of the Option, nor less than 110% in the case of an ISO granted to an individual who, at the time the Option is granted, is a 10% Holder (as hereinafter defined). The fair market value of shares of Stock shall be determined by the Board and shall be (i) the closing price of the Stock on the date of the granting of the Option as reported by the principal exchange on which the Company's Stock is traded or any quotation reporting organization, or (ii) if the Stock did not trade on such date, the closing price of the Stock on the first day immediately preceding such date on which the Common Stock traded.

        8.     Term of Options.    The term of each Option granted under this Plan shall be for a maximum of ten years from the date of granting thereof, and a maximum of five years in the case of an ISO granted to a 10% Holder, but may be for a lesser period or be subject to earlier termination as hereinafter provided.

        9.     Exercise of Options.    An Option may be exercised from time to time as to any part or all of the Stock to which the Optionee shall then be entitled, provided, however, that an Option may not be exercised (a) as to less than 100 shares at any time (or for the remaining shares then purchasable under the Option, if less than 100 shares), (b) prior to the expiration of at least six months from the date of grant except in case of the death or disability of the Optionee or as otherwise approved by the Committee and (c) unless the Optionee shall have been in the continuous employ of the Corporation or its subsidiaries from the date of the granting of the Option to the date of its exercise, except as provided in Paragraphs 12 and 13. The Exercise Price shall be paid in full at the time of the exercise of an Option (i) by certified or bank check or (ii) by the transfer to the Corporation of shares of its Stock with a fair market value (as determined by the Committee) equal to the purchase price of the Stock issuable upon exercise of such Option; provided, however, that shares transferred under this subparagraph (ii) must have been continuously owned by the Optionee for at least one year immediately preceding such transfer or such shorter period (but in no event less than six months) approved by the Committee. The holder of an Option shall not have any rights as a stockholder with respect to the Stock issuable upon exercise of an Option until certificates for such Stock shall have been delivered to him after the exercise of the Option.

        10.   Non-transferability of Options.    An Option shall not be transferable otherwise than by will or the laws of descent and distribution and is exercisable during the lifetime of the employee only by him or his guardian or legal representative.

        11.   Form of Option.    Each Option granted pursuant to the Plan shall be evidenced by an agreement (the "Option Agreement") which shall clearly identify the status of the Options granted thereunder (i.e., an ISO or Non-ISO) and which shall be in such form as the Committee shall from time to time approve. The Option Agreement shall comply in all respects with the terms and conditions of the Plan and may contain such additional provisions, including, without limitation, restrictions upon the exercise of the Option, as the Committee shall deem advisable.

        12.   Termination of Employment.    In the event that the employment of an Optionee shall be terminated (otherwise by reason of death), such Option shall be exercisable (to the extent that such Option was exercisable at the time of termination of his employment) at any time prior to the expiration of a period of time not exceeding three months after such termination, but not more than ten years (five years in the case of an ISO granted to a 10% Holder) after the date on which such Option shall have been granted. Nothing in the Plan or in the Option Agreement shall confer upon an Optionee any right to be continued as an employee of the Corporation or its subsidiaries or interfere in any way with the right of the Corporation or any subsidiary to terminate or otherwise modify the terms of an Optionee's employment, provided, however, that a change in an Optionee's duties or position shall not affect such Optionee's Option so long as such Optionee is still an employee of the Corporation or one of its subsidiaries.

        13.   Death of Optionee.    In the event of the death of an Optionee, any unexercised portion of such Optionee's Option shall be exercisable (to the extent that such Option was exercisable at the time of his death) at any time prior to the expiration of a period not exceeding three months after his death but not more than ten years (five years in the case of an ISO granted to a 10% Holder) after the date on which such Option shall have been granted and only by such person or persons to whom such

2

deceased Optionee's rights shall pass under such Optionee's will or by the laws of descent and distribution.

        14.   Adjustments upon Changes in Capitalization.    In the event of changes in the outstanding Stock of the Corporation by reason of stock dividends, splitups, recapitalizations, mergers, consolidations, combinations or exchanges of shares, separations, reorganizations or liquidations, the number and class of shares or the amount of cash or other assets or securities available upon the exercise of any Option granted hereunder and the maximum number of shares as to which Options may be granted to an employee shall be correspondingly adjusted, to the end that the Optionee's proportionate interest in the Corporation, any successor thereto or in the cash, assets or other securities into which shares are converted or exchanged shall be maintained to the same extent, as near as may be practicable, as immediately before the occurrence of any such event. All references in this Plan to "Stock" from and after the occurrence of such event shall be deemed for all purposes of this Plan to refer to such other class of shares or securities issuable upon the exercise of Options granted pursuant hereto.

        15.   Stockholder and Stock Exchange Approval.    This Plan is subject to and no Options shall be exercisable hereunder until after (i) the approval by the holders of a majority of the Stock of the Corporation voting at a duly held meeting of the stockholders of the Corporation within twelve months after the date of the adoption of the Plan by the Board, and (ii) the approval by the New York Stock Exchange, Inc. of a listing application covering the shares of Stock covered by this Plan.

        16.   Amendment of the Plan.    The Board shall have complete power and authority to modify or amend the Plan (including the form of Option Agreement) from time to time in such respects as it shall deem advisable; provided, however, that the Board shall not, without the approval of the votes represented by a majority of the outstanding Stock of the Corporation present or represented at a meeting duly held in accordance with the applicable laws of the Corporation's jurisdiction of incorporation and entitled to vote at a meeting of stockholders or by the written consent of stockholders owning stock representing a majority of the votes of the Corporation's outstanding stock, (i) increase the maximum number of shares which in the aggregate are subject to Options under the Plan (except as provided by Paragraph 14), (ii) extend the term of the Plan or the period during which Options may be granted or exercised, (iii) reduce the Exercise Price in the case of ISOs below 100% (110% in the case of an ISO granted to a 10% Holder) of the fair market value of the Stock issuable upon exercise of Options at the time of the granting thereof, other than to change the manner of determining the fair market value thereof, (iv) modify the requirements as to eligibility for participation in the Plan, (v) with respect to options which are ISOs, amend the plan in any respect which would cause such options to no longer qualify for ISO treatment pursuant to the Internal Revenue Code, (vi) increase the maximum number of shares of Stock for which any employee may be granted Options under the Plan pursuant to Paragraph 6, (vii) materially increased the benefits accruing to participants under the Plan, or (viii) make any other change to the terms of the Plan which would require approval by the stockholders pursuant to the rules and regulations of the Securities and Exchange Commission or the listing standards and rules of the securities exchange on which the Stock is listed. No termination or amendment of the Plan shall, without the consent of the individual Optionee, adversely affect the rights of such Optionee under an Option theretofore granted to him or under such Optionee's Option Agreement.

        17.   Taxes.    The Corporation may make such provisions as it may deem appropriate for the withholding of any taxes which it determines is required in connection with any Options granted under the Plan. The Corporation may further require notification from the Optionees upon any disposition of Stock acquired pursuant to the exercise of Options granted hereunder.

        18.   Code References and Definitions.    Whenever reference is made in this Plan to a section of the Internal Revenue Code, the reference shall be to said section as it is now in force or as it may

3

hereafter be amended by any amendment which is applicable to this Plan. The term "subsidiary" shall have the meaning given to the term "subsidiary corporation" by Section 424(f) of the Internal Revenue Code. The terms "Incentive Stock Option" and "ISO" shall have the meanings given to them by Section 422 of the Internal Revenue Code. The term "10% Holder" shall mean any person who, for purposes of Section 422 of the Internal Revenue Code, owns more than 10% of the total combined voting power of all classes of stock of the employer corporation or of any subsidiary corporation.

4

Annex C

CANTEL MEDICAL CORP.

CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

I.
PRIMARY FUNCTION

        The primary function of the Audit Committee (the "Committee") is to represent the Board of Directors in fulfilling its oversight responsibilities by:

  1.
  Appointing, retaining (or terminating) and overseeing the work of the independent registered public accounting firm;

  2.
  Approving the compensation of the independent registered public accounting firm;

  3.
  Reviewing the company's system of internal controls regarding finance, accounting, business conduct and ethics and legal compliance that management and the Board have established in connection with such matters;

  4.
  Reviewing the Company's accounting and financial reporting processes;

  5.
  Reviewing the integrity of financial reports and other financial and related information released by the Company to the public, or in certain circumstances governmental bodies;

  6.
  Reviewing and appraising with management the performance of the Company's independent registered public accounting firm;

  7.
  Providing an open avenue of communication between the independent registered public accounting firm and the Board; and

  8.
  Receiving and investigating notices of financial improprieties.

        The Committee's purpose is (i) to assist the Board in fulfilling its oversight responsibilities with respect to (1) the integrity of the Company's financial statements, (2) the Company's compliance with legal and regulatory requirements, (3) the independent registered public accounting firm's qualifications and independence, and (4) the performance of the Company's internal audit function and independent registered public accounting firm and (ii) to prepare a report in accordance with the rules of the Securities and Exchange Commission ("SEC") to be included in the Company's annual proxy statement.

        The Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities. It shall have direct access to the independent registered public accounting firm as well as anyone in the Company as deemed necessary by the Committee. The Committee has the authority to retain, at the Company's expense, special legal, accounting, or other experts, consultants and advisors it deems necessary in the performance of its duties.

        The Committee should have a clear understanding with the independent registered public accounting firm that they must maintain an open and transparent relationship with the Committee, that the ultimate accountability of the independent registered public accounting firm is to the Committee and that the independent registered public accounting firm must report directly to the Committee. The Committee shall make regular reports to the Board concerning its activities.

        The Company shall provide the Committee with appropriate funding, as determined by the Committee, (i) to compensate the independent registered public accounting firm engaged for purposes of rendering an audit report or related work or performing other audit, review or attest services, (ii) to compensate any experts, consultants or advisors engaged by the Committee, and (iii) for ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

        The Committee shall give prompt notice to the Company's Chief Financial Officer of all expenditures by the Committee.

II.
COMMITTEE COMPOSITION

        The Committee shall be comprised of three or more directors, each of whom shall meet the independence requirements of the SEC and the New York Stock Exchange ("NYSE"). No member of the Committee, other than in his capacity as a member of the Board or a committee, shall (i) accept any consulting, advisory or other fee from the Company or any subsidiary of the Company or (ii) be an affiliated person of the Company or any subsidiary of the Company. No Committee member shall serve simultaneously on the audit committees of more than two other public companies without the consent of the Board of Directors. Such consent may be given by the Board only if it determines that such simultaneous service will not impair the ability of such member to effectively serve on the Company's Audit Committee.

        All members of the Committee shall meet the expertise requirements of the SEC and the NYSE. All members shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall qualify as an "audit committee financial expert" under the Sarbanes Oxley Act of 2002.

        The members of the Committee shall be elected or reappointed by the Board annually for a one year term. A Chairman shall be appointed by the Board.

III.
MEETINGS

        The Committee will meet with management and the independent registered public accounting firm at least two times annually and be available to meet more frequently as circumstances dictate. Scheduled meetings of the Committee are (a) to review and approve the scope and fees of the annual audit to be performed by the Company's independent registered public accounting firm and (b) to review and discuss the results of the audit and the Company's 10-K report, prior to its filing. In addition, the Committee Chairman should meet with the independent registered public accounting firm and senior management periodically to review the Company's financial statements, 10-Q reports and other relevant interim reports before release and/or filing. The Committee shall meet periodically with management, the internal auditors (or other personnel responsible for the internal audit function) and the independent registered public accounting firm in separate executive sessions.

IV.
RESPONSIBILITIES AND DUTIES

        To fulfill its responsibilities and duties the Committee shall:

Documents/Reports Review

  1.
  Review with financial management and the independent registered public accounting firm, prior to filing, the Company's annual financial statements, quarterly financial statements, the 10-K report and other reports, and the year-end earnings release and other financial and related information released to the public, or in certain circumstances governmental bodies, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations" and any certification, report, opinion or review rendered by the independent registered public accounting firm.

  2.
  Review with financial management and the independent registered public accounting firm each quarterly earnings release as well as financial information and earnings guidance provided to analysts and rating agencies. The Chairman of the Committee may represent the entire Committee for purposes of this review.

2

  3.
  Review with management and the external auditors the results of the audit, including any difficulties encountered. This review will include any restrictions on the scope of the independent registered public accounting firm's activities or on access to requested information, and any significant disagreements with management.

  4.
  Review with the independent registered public accounting firm and senior management the recommendations of the independent registered public accounting firm included in their management letter, if any, and their informal observations regarding the adequacy of overall financial and accounting procedures of the Company.

  5.
  Review and discuss with management all Section 302 and 906 certifications and Section 404 internal control reports (including the attestation of the independent registered public accounting firm) required by the Sarbanes Oxley Act of 2002.

  6.
  Review disclosures made by the Chief Executive Officer and the Chief Financial Officer during the Forms 10-K and 10-Q certification process about significant deficiencies in the design and operation of internal controls or any fraud that involves management or other employees who have a significant role in the Company.

Independent Registered Public Accounting Firm

  7.
  Appoint, retain (or terminate) and oversee the independent registered public accounting firm. Although the Committee has the sole authority to ratify the independent registered public accounting firm, the Committee shall recommend that the Board ask the Company's shareholders, at their annual meeting, to ratify the Committee's selection of the independent registered public accounting firm. The Committee shall also approve the compensation of the independent registered public accounting firm.

  8.
  At least annually, obtain and review a formal written statement from the independent registered public accounting firm describing:

  •
  the firm's internal quality-control procedures;

  •
  any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and

  •
  (to access the auditor's independence) all relationships between the independent registered public accounting firm and the Company and its directors and officers.

  9.
  In the context of the Audit Committee's evaluation of the independent registered public accounting firm:

  •
  take into account the opinions of management and the internal auditor;

  •
  engage in a dialogue with the independent registered public accounting firm with respect to any disclosed relationships or services that may impair the objectivity and independence of the independent registered public accounting firm;

  •
  evaluate the lead partner;

  •
  consider whether a rotation of the independent registered public accounting firm is appropriate;

  •
  confirm that no audit partner who provides services to the Company earns or receives compensation from the independent registered public accounting firm based on the audit

3

      partner procuring engagements with the Company for services or products other than audit, review or attest services; and

    •
    present its conclusions with respect to the external auditor to the full Board.

  10.
  Meet with the independent registered public accounting firm prior to the audit to review the planning and staffing of the audit.

  11.
  In addition to approving the engagement of the independent registered public accounting firm to audit the Company's consolidated financial statements, approve all use of the Company's independent registered public accounting firm for non-audit services, other than prohibited non-audit services as specified in Section 10A(g) of the Securities Exchange Act of 1934, as amended. Audit and non-audit services must be approved either (a) explicitly in advance or (b) pursuant to a pre-approval policy established by the Committee that is detailed as to the services that may be pre-approved, does not permit delegation of approval authority to the Company's management, and requires management to inform the Committee of each service approved and performed under the policy.

  12.
  Prior to releasing the year-end earnings, discuss the results of the audit with the independent registered public accounting firm. In this regard, the Committee shall obtain, review and discuss with the independent registered public accounting firm reports and analyses from the independent registered public accounting firm concerning: (a) all critical accounting policies and practices used by the Company, (b) significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including all alternative treatments of financial information within generally accepted accounting principles ("GAAP") that have been discussed with management, the ramifications of the use of the alternative disclosures and treatments, and the treatment preferred by the independent registered public accounting firm, (c) significant issues regarding accounting principles and estimates, (d) off-balance sheet items, (e) related party transactions, and (f) any other material written communications between the independent registered public accounting firm and management. In addition, the Committee shall discuss certain matters required to be communicated by the independent registered public accounting firm to the Committee in accordance with generally accepted auditing standards.

  13.
  Ensure that the lead audit partner assigned by the Company's independent registered public accounting firm to the Company, as well as the reviewing or concurring audit partner and the other audit engagement team partners, shall be rotated in accordance with the rules and regulations of the SEC.

  14.
  Annually consult with the independent registered public accounting firm out of the presence of management about the integrity of internal controls, the fullness and accuracy of the Company's financial statements, and such other matters as the Committee deems necessary and appropriate.

  15.
  Establish clear hiring policies for employees and former employees of the independent registered public accounting firm.

Financial Reporting Process

  16.
  Review the integrity of the Company's financial reporting process, both internal and external.

  17.
  Regularly review separately with management and the independent registered public accounting firm any significant audit problems or difficulties encountered during the course of the audit and management's response, including any restrictions on the scope of work or

4

    access to required information, any significant disagreements with management, and a discussion of the responsibilities, budget and staffing of the Company's internal audit function.

  18.
  Review any significant disagreement among management and the independent registered public accounting firm in connection with the preparation of the financial statements.

Ethical and Legal Compliance

  19.
  Review with the Company's counsel legal compliance matters, including the Company's Securities Trading Policy and Code of Business Conduct and Ethics.

  20.
  Review with the Company's counsel any legal matter that could have a significant impact on the Company's financial statements.

Other Committee Responsibilities

  21.
  Regularly report to the Board about Committee activities and issues that arise with respect to quality or integrity of the Company's financial statements, the Company's compliance with legal or regulatory requirements, the performance and independence of the company's independent registered public accounting firm, and the performance of the internal audit function.

  22.
  Establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, and auditing matters and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding such matters, consistent with the Company's Code of Business Conduct and Ethics.

  23.
  Annually prepare a report to shareholders as and to the extent required by SEC rules and regulations. The report should be included in the Company's annual proxy statement to the extent required by applicable SEC rules and regulations.

  24.
  Discuss with management the Company's major policy with respect to risk assessment and risk management.

  25.
  Perform any other activities consistent with this Charter, the Company's by-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

  26.
  Ensure that minutes of each meeting are prepared and distributed to all members of the Board and provide periodic summary reports to the Board. The permanent file of the minutes will be maintained by the Secretary of the Company.

  27.
  Review and update this Charter periodically, as conditions dictate. The Charter should be submitted to the Board for approval and published as required by SEC regulations.

  28.
  Evaluate the Committee's and individual members' performance at least annually.

        While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with GAAP. This is the responsibility of management and the independent registered public accounting firm. Nor is it the duty of the Committee to conduct investigations, to resolve disagreements, if any, between management and the independent registered public accounting firm or to assure compliance with laws and regulations.

5

ANNUAL MEETING OF STOCKHOLDERS OF

CANTEL MEDICAL CORP.

December 16, 2004

Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.

/*\ Please detach along perforated line and mail in the envelope provided./*\

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSALS 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.
ELECTION OF DIRECTORS NOMINEES FOR TERMS EXPIRING AT 2007 ANNUAL MEETING OF STOCKHOLDERS:
☐ FOR ALL NOMINEES	NOMINEES:
o CHARLES M. DIKER
o ALAN J. HIRSCHFIELD
o BRUCE SLOVIN
☐ WITHHOLD AUTHORITY FOR ALL NOMINEES
☐ FOR ALL EXCEPT (See instructions below)
INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: •

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

2.	TO APPROVE THE AMENDMENT TO THE COMPANY'S 1997 EMPLOYEE STOCK OPTION PLAN:	FOR ☐	AGAINST ☐	ABSTAIN ☐
3.	TO RATIFY THE SELECTION OF ERNST & YOUNG LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR ITS FISCAL YEAR ENDING JULY 31, 2005:	☐	☐	☐
4.	IN THEIR DISCRETION WITH RESPECT TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

Unless a contrary direction is indicated, the shares represented by this proxy will be voted for all nominees for directors named in the proxy statement enclosed herewith and for Proposals 2 and 3; if specific instructions are indicated, this proxy will be voted in accordance with such instructions.
PLEASE VOTE, SIGN AND DATE THIS PROXY AND RETURN IT AT ONCE, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING. YOU MAY VOTE IN PERSON IF YOU DO ATTEND.
Signature of Stockholder	Date:

Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

CANTEL MEDICAL CORP.

PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        KNOW ALL MEN BY THESE PRESENTS, that the undersigned stockholder of CANTEL MEDICAL CORP. (the "Company") hereby appoints Charles M. Diker and James P. Reilly, and each of them, as proxies, with full power of substitution, to vote, as designated on the reverse side, on behalf of the undersigned the number of votes to which the undersigned is entitled, at the Annual Meeting of Stockholders of CANTEL MEDICAL CORP., to be held on Thursday, December 16, 2004 at 10:00 a.m. at The Harmonie Club, 4 East 60th Street, New York, New York, or at any adjournments thereof:

(Continued and to be signed on the reverse side)

QuickLinks

NOTICE OF 2004 ANNUAL MEETING OF STOCKHOLDERS To Be Held On December 16, 2004
PROXY STATEMENT
PROPOSAL 1 ELECTION OF DIRECTORS
PROPOSAL 2 APPROVAL OF AMENDMENT TO THE 1997 EMPLOYEE STOCK OPTION PLAN
PROPOSAL 3 RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
TRANSACTION OF OTHER BUSINESS
OWNERSHIP OF SECURITIES
EXECUTIVE COMPENSATION AND RELATED INFORMATION
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
STOCKHOLDER PROPOSALS FOR 2004 PROXY STATEMENT
FORM 10-K
SOLICITATION OF PROXIES
OTHER MATTERS
  Annex A
Director Qualification Standards
  Annex B
1997 EMPLOYEE STOCK OPTION PLAN OF CANTEL MEDICAL CORP.
  Annex C
CANTEL MEDICAL CORP. CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS